Paramount



EARNINGS PRESS RELEASE | July 31, 2025

PARAMOUNT REPORTS Q2 2025 EARNINGS RESULTS

Continued Progress Transforming to a Streaming First Company with DTC Revenue Growth Outpacing Linear Declines

- Total Company Revenue Grew 1% Year-over-Year
- Affiliate & Subscription Revenue Growth Accelerated to 5%, Driven by Strong Growth in Paramount+ Subscription Revenue
- Generated $159 million of Net Operating Cash Flow and $114 million of Free Cash Flow

DTC Continued Strong Momentum Driven by Consistent Performance at Paramount+

- DTC Revenue Growth Continued to Accelerate to 15%
  - Driven by Paramount+ with Total Revenue up 23% Year-over-Year, and Strong Subscription Revenue Growth of 24%
- DTC Generated $157 million in Adjusted OIBDA, an Improvement of $131 million Year-over-Year
- Paramount+ Saw Continued Improvement in Watch Time and Churn
  - For the 3rd Consecutive Quarter, Watch Time per Subscriber Increased Year-over-Year, Up 11% in Q2
  - Churn Improved 70 bps, Achieving a Record Low

Powerful Slate of Hit TV Series, Films & Sports Fueled Strong Content Performance

- Paramount+ Scores Again with the Most Top 10 SVOD Originals for First Half of 2025, behind only the Market Leader
- CBS Again was the Most Watched Broadcast Network in Primetime for the 17th Consecutive Season
- Franchise Record Achieved for Paramount Pictures' *Mission: Impossible — The Final Reckoning* with Biggest Global Opening

Skydance Transactions Expected to Close on August 7, 2025

STATEMENT FROM SHARI REDSTONE, NON-EXECUTIVE CHAIR

"Over many years, Paramount established itself as an enduring industry leader in media, news, and entertainment. Despite an increasingly challenging environment, the talented co-CEOs and teams across the Company have continued to strengthen and grow the business. As a testament to their success and driven by the power of exceptional content, we have seen the impressive growth of Paramount+, the ongoing leadership of CBS, and the continued stream of franchise growth at Paramount Pictures. At the same time, substantial progress has been made in streamlining the Company's cost structure. I am proud that when the Skydance transactions close we will be turning over a healthy business with a strong foundation for long-term growth and value creation. I will be forever grateful to the people of the Company and the shareholders who have supported us."

STATEMENT FROM GEORGE CHEEKS, CHRIS McCARTHY AND BRIAN ROBBINS, CO-CEOs

"Our goal when we became co-CEOs was to transform Paramount into a streaming first company and today we are substantially better positioned with streaming revenue growth outpacing linear declines, driven by exceptional performance at Paramount+. We saw the largest viewership growth among all subscription services in the US, up 26% vs. the first half of 2024, driven by continued strong content at Paramount+ where we again had the most Top 10 SVOD Originals, behind only the market leader, and churn achieved a record low. CBS content drove nearly half of all viewing on Paramount+ and ranked as the most watched broadcast network for the 17th consecutive season. These impressive results are thanks to our talented teams and creative partners for whom we are very grateful for their continued creativity, dedication and hard work."

Q2 2025 CONSOLIDATED RESULTS

$ IN MILLIONS, EXCEPT PER SHARE AMOUNTS	Three Months Ended June 30			Six Months Ended June 30		
GAAP	2025	2024	B/(W)%	2025	2024	B/(W)%
Revenue	$ 6,849	$ 6,813	1 %	$ 14,041	$ 14,498	(3)%
• TV Media	4,011	4,271	(6)%	8,549	9,502	(10)%
• Direct-to-Consumer	2,160	1,880	15 %	4,204	3,759	12 %
• Filmed Entertainment	690	679	2 %	1,317	1,284	3 %
• Eliminations	(12)	(17)	29 %	(29)	(47)	38 %
Operating income (loss) [(a)]	$ 399	$ (5,318)	n/m	$ 949	$ (5,735)	n/m
Diluted EPS from continuing operations attributable to Paramount [(a)]	$ .08	$ (8.12)	n/m	$ .31	$ (9.08)	n/m
Non-GAAP [(b)]						
Adjusted OIBDA	$ 824	$ 867	(5)%	$ 1,512	$ 1,854	(18)%
Adjusted diluted EPS from continuing operations attributable to Paramount	$ .46	$ .54	(15)%	$ .75	$ 1.16	(35)%

(a) During the second quarter of 2024, we recorded a goodwill impairment charge for our Cable Networks reporting unit of $5.98 billion.
(b) Non-GAAP measures are detailed in the Supplemental Disclosures at the end of this release.
B/(W) – Better/(Worse); n/m - not meaningful

Q2 2025 EARNINGS – SEGMENTS

Paramount

DIRECT-TO-CONSUMER

OVERVIEW

Demonstrating the strength of our differentiated strategy of delivering fewer, bigger, breakthrough hits, DTC delivered another quarter of notable revenue growth and improved profitability. Year-to-date in the U.S., Paramount+ had the most top 10 SVOD Originals, behind only the market leader, thanks to the enduring success of *Landman* and *1923*. In Q2, *MobLand* became the #2 Original Series ever on Paramount+ with more than 26 million global viewers for its premiere episode, ranking among the Top 10 SVOD Original Series for eight consecutive weeks. On the Paramount+ Premium tier, *The Chi* returned for its seventh season, scoring 2 million cross-platform viewers for its premiere, the most-streamed premiere in series history. Pluto TV delivered its highest consumption by total hours both domestically and globally and reaches more countries than any other FAST service.

Q2 FINANCIALS

- DTC revenue increased 15% year-over-year.
  - DTC subscription revenue grew 22%, driven by subscriber growth and pricing increases for Paramount+.
  - DTC advertising revenue decreased 4%, reflecting the impact of lower CPMs and growing Connected TV supply.
    - Global viewing hours increased 29% year-over-year across Paramount+ and Pluto TV.
  - Paramount+ revenue grew 23%, driven by year-over-year subscriber growth, pricing increases, and improvements in churn.
    - As of June 30, 2025, Paramount+ reached 77.7 million subscribers, a decrease of 1.3 million in the quarter, primarily reflecting the expiration of an international hard bundle deal.
    - Global ARPU grew 9% year-over-year.
    - Global watch time per subscriber increased 11% year-over-year.
- DTC adjusted OIBDA improved $131 million year-over-year, reflecting the revenue growth, partially offset by higher costs.

$ IN MILLIONS	Three Months Ended June 30			
	2025	2024	$ B/(W)	%
Revenue	$ 2,160	$ 1,880	$ 280	15 %
• Advertising	494	513	(19)	(4)
• Subscription	1,665	1,367	298	22
• Licensing	1	—	1	n/m
Expenses	2,003	1,854	(149)	(8)
Adjusted OIBDA	$ 157	$ 26	$ 131	504 %

$ IN MILLIONS	Six Months Ended June 30			
	2025	2024	$ B/(W)	%
Revenue	$ 4,204	$ 3,759	$ 445	12 %
• Advertising	967	1,033	(66)	(6)
• Subscription	3,236	2,726	510	19
• Licensing	1	—	1	n/m
Expenses	4,156	4,019	(137)	(3)
Adjusted OIBDA	$ 48	$ (260)	$ 308	n/m

n/m - not meaningful


MobLand
The Chi
Criminal Minds: Evolution
Dexter: Resurrection

DTC SEGMENT

TOTAL REVENUE ↑15% YOY

GLOBAL VIEWING HOURS FOR PARAMOUNT+ & PLUTO TV ↑29% YOY

Paramount+

REVENUE ↑23% YOY

ARPU* ↑9% YOY

*We calculate average revenue per subscriber ("ARPU") as total Paramount+ revenues during the applicable period divided by the average of Paramount+ subscribers at the beginning and end of the period, further divided by the number of months in the period.

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Q2 2025 EARNINGS – SEGMENTS

TV MEDIA

OVERVIEW

CBS secured its leadership position as the most watched broadcast network in primetime for the 17th consecutive season, the longest winning streak on record. The network had 14 of the top 20 series, more than all other networks combined, led by *Tracker*, the #1 series, and *Matlock*, the #1 new series. Our live sports portfolio continued to deliver audiences at scale, as evidenced by the *NCAA Men's Basketball Championship*, which featured the most watched *Final Four* in eight years and most watched *Championship Final* in six years, as well as CBS Sports' golf coverage, which is up 13% year-over-year, its best performance in seven years. *The Daily Show* ranked as the #1 Late Night program on Mondays across all TV.

Q2 FINANCIALS

- TV Media revenue decreased 6% to $4.0 billion.
  - Advertising revenue decreased 4%.
  - Affiliate and subscription revenue decreased 7%, reflecting linear subscriber declines.
  - Licensing and other revenue decreased 9%, primarily from the timing of content produced for third parties.
- TV Media adjusted OIBDA decreased 15%, reflecting the lower revenue, partially offset by lower costs.

$ IN MILLIONS	Three Months Ended June 30			
	2025	2024	$ B/(W)	%
Revenue	$ 4,011	$ 4,271	$ (260)	(6)%
• Advertising	1,657	1,733	(76)	(4)
• Affiliate and subscription	1,780	1,908	(128)	(7)
• Licensing and other	574	630	(56)	(9)
Expenses	3,148	3,253	105	3
Adjusted OIBDA	$ 863	$ 1,018	$ (155)	(15)%

$ IN MILLIONS	Six Months Ended June 30			
	2025	2024	$ B/(W)	%
Revenue	$ 8,549	$ 9,502	$ (953)	(10)%
• Advertising	3,695	4,315	(620)	(14)
• Affiliate and subscription	3,606	3,906	(300)	(8)
• Licensing and other	1,248	1,281	(33)	(3)
Expenses	6,764	7,039	275	4
Adjusted OIBDA	$ 1,785	$ 2,463	$ (678)	(28)%

#1 SERIES
Tracker



#1 NEW SERIES
Matlock



#1 COMEDY
Georgie & Mandy's First Marriage



#1 BROADCAST LATE NIGHT
The Late Show with Stephen Colbert



#1 LATE NIGHT ON MONDAYS
The Daily Show with Jon Stewart



#1 DAYTIME DRAMA
The Young and the Restless



#1 SHOW ON THURSDAYS
Jersey Shore: Family Vacation



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Q2 2025 EARNINGS – SEGMENTS
Paramount

FILMED ENTERTAINMENT

OVERVIEW

Paramount Pictures' franchise-focused strategy drove another quarter of revenue growth, bolstered by the global premiere of *Mission: Impossible – The Final Reckoning*, which set a franchise record for the biggest global opening in theaters. The final installment in the powerhouse franchise has earned over $590 million at the global box office to-date and will drive further value for the *Mission: Impossible* catalogue and Paramount's library of iconic and timeless IP.

Q2 FINANCIALS

- Filmed Entertainment revenue increased 2% to $690 million.
  - Theatrical revenue increased 84% to $254 million, reflecting the second quarter release of *Mission: Impossible – The Final Reckoning*.
  - Licensing and other revenue decreased 19%, driven primarily by lower licensing of animated content.
- Filmed Entertainment adjusted OIBDA decreased $30 million, primarily reflecting lower profits from licensing.

$ IN MILLIONS	Three Months Ended June 30			
	2025	2024	$ B/(W)	%
Revenue	$ 690	$ 679	$ 11	2 %
• Advertising	2	7	(5)	(71)
• Theatrical	254	138	116	84
• Licensing and other	434	534	(100)	(19)
Expenses	774	733	(41)	(6)
Adjusted OIBDA	$ (84)	$ (54)	$ (30)	(56)%

$ IN MILLIONS	Six Months Ended June 30			
	2025	2024	$ B/(W)	%
Revenue	$ 1,317	$ 1,284	$ 33	3 %
• Advertising	5	8	(3)	(38)
• Theatrical	402	291	111	38
• Licensing and other	910	985	(75)	(8)
Expenses	1,381	1,341	(40)	(3)
Adjusted OIBDA	$ (64)	$ (57)	$ (7)	(12)%


MISSION: IMPOSSIBLE
THE FINAL RECKONING

4

SKYDANCE TRANSACTIONS All regulatory approvals for the Skydance Transactions (the “Transactions”) have been satisfied. The Transactions are anticipated to close on August 7, 2025, subject to customary closing conditions.

ABOUT PARAMOUNT Paramount (NASDAQ: PARA; PARAA) is a leading global media, streaming and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, Paramount+ and Pluto TV. The company holds one of the industry’s most extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, Paramount provides powerful capabilities in production, distribution and advertising solutions. social For more platforms information . PARA about -IR Paramount, please visit www.paramount.com and follow @ParamountCo on CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS This communication contains both historical and forward-looking statements, including statements related to our future results, performance and achievements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: risks related to our streaming business; the adverse impact on our advertising revenues as a result of changes in consumer behavior, advertising market conditions and deficiencies in audience measurement; risks related to operating in highly competitive and dynamic industries, including cost increases; the unpredictable nature of consumer behavior, as well as evolving technologies and distribution models; risks related to our decisions to make investments in new businesses, products, services and technologies, and the evolution of our business strategy; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; damage to our reputation or brands; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and content; liabilities related to discontinued operations and former businesses; increasing scrutiny of, and evolving expectations for, sustainability initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; domestic and global political, economic and regulatory factors affecting our businesses generally, including tariffs and other changes in trade policies; the inability to hire or retain key employees or secure creative talent; disruptions to our operations as a result of labor disputes; challenges realizing synergies and other anticipated benefits expected from the Transactions, including integrating the Company’s and Skydance’s businesses successfully; the dilution to the earnings per share of New Paramount which may negatively affect the price of New Paramount Class B Common Stock; any negative effects following the completion of the Transactions on the market price of New Paramount Class B Common Stock; the uncertainty of the Company’s stockholders with respect to the value of the stock consideration they will receive; the risks that holders of our Class B Common Stock may not receive all merger consideration in the form they elect; the reduced ownership and economic interest of our existing stockholders in New Paramount; the cutbacks the PIPE Transaction is subject to in the event that stock elections exceed specified thresholds; the risks that the Transactions may be prevented or delayed or the anticipated benefits of the Transactions could be reduced if we do not obtain certain regulatory approvals; the conditions to the closing to which the Transactions are subject; our and New Paramount’s continued incurrence of significant transaction and merger-related transaction costs in connection with the Transactions; business uncertainties, including the effect of the Transactions on the Company’s employees, commercial partners, clients and customers, and contractual restrictions while the Transactions are pending; the Transaction Agreement’s limitation on our ability to pursue alternatives to the Transactions; tax consequences of the Transactions that may adversely affect holders of our Common Stock; the imposition of a new U.S. federal excise tax on us or on New Paramount in connection with redemptions by us or New Paramount of our respective shares; interests of our executive officers, directors and affiliates of Paramount that are different from, or in addition to, the rights of our stockholders; risks related to a failure to complete the Transactions which could negatively impact our businesses or financial results and the stock price of our Common Stock; lawsuits relating to the Transactions potentially preventing or delaying the closing of the Transactions and/or resulting in substantial costs; the waiver of one or more of the conditions to closing without re-obtaining stockholder approval; difficulties retaining, motivating and recruiting executives and other key employees before and following the completion of the Transactions in light of uncertainty regarding the Transactions; the Transactions triggering change of control or other provisions in certain agreements which may allow third parties to terminate or alter existing contracts or relationships; our stockholders not being entitled to appraisal rights in connection with the Transactions; changes and uncertainties with respect to taxes in the jurisdictions in which New Paramount will operate which may have an adverse effect on New Paramount’s business; volatility in the prices of our Common Stock; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this report, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Q2 2025 EARNINGS – FINANCIAL STATEMENTS

PARAMOUNT GLOBAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended June 30		Six Months Ended June 30	
	2025	2024	2025	2024
Revenues	$ 6,849	$ 6,813	$ 14,041	$ 14,498
Costs and expenses:				
Operating	4,624	4,367	9,585	9,403
Programming charges	—	—	—	1,118
Selling, general and administrative	1,401	1,579	2,944	3,241
Depreciation and amortization	87	101	175	201
Impairment charges	157	5,996	157	5,996
Restructuring and transaction-related items	181	88	266	274
Total costs and expenses	6,450	12,131	13,127	20,233
Gain on dispositions	—	—	35	—
Operating income (loss)	399	(5,318)	949	(5,735)
Interest expense	(214)	(215)	(431)	(436)
Interest income	32	35	70	80
Loss from investment	—	—	—	(4)
Other items, net	(39)	(49)	(76)	(87)
Earnings (loss) from continuing operations before income taxes and equity in loss of investee companies	178	(5,547)	512	(6,182)
(Provision for) benefit from income taxes	(50)	215	(150)	387
Equity in loss of investee companies, net of tax	(67)	(72)	(140)	(162)
Net earnings (loss) from continuing operations	61	(5,404)	222	(5,957)
Net earnings from discontinued operations, net of tax	—	—	—	9
Net earnings (loss) (Paramount and noncontrolling interests)	61	(5,404)	222	(5,948)
Net earnings attributable to noncontrolling interests	(4)	(9)	(13)	(19)
Net earnings (loss) attributable to Paramount	$ 57	$ (5,413)	$ 209	$ (5,967)
Amounts attributable to Paramount:				
Net earnings (loss) from continuing operations	$ 57	$ (5,413)	$ 209	$ (5,976)
Net earnings from discontinued operations, net of tax	—	—	—	9
Net earnings (loss) attributable to Paramount	$ 57	$ (5,413)	$ 209	$ (5,967)
Basic net earnings (loss) per common share attributable to Paramount:				
Net earnings (loss) from continuing operations	$ .08	$ (8.12)	$ .31	$ (9.08)
Net earnings from discontinued operations	$ —	$ —	$ —	$ .01
Net earnings (loss)	$ .08	$ (8.12)	$ .31	$ (9.06)
Diluted net earnings (loss) per common share attributable to Paramount: [(a)]				
Net earnings (loss) from continuing operations	$ .08	$ (8.12)	$ .31	$ (9.08)
Net earnings from discontinued operations	$ —	$ —	$ —	$ .01
Net earnings (loss)	$ .08	$ (8.12)	$ .31	$ (9.06)
Weighted average number of common shares outstanding:				
Basic	675	667	673	660
Diluted	680	667	679	660

(a) Diluted net loss per common share ("EPS") for the six months ended June 30, 2024, excludes the effect of the assumed conversion of our 5.75% Series A Mandatory Convertible Preferred Stock to shares of common stock since it would have been antidilutive. As a result, in the calculations of diluted EPS the weighted average number of diluted shares outstanding does not include the assumed issuance of shares upon conversion of preferred stock, and preferred stock dividends recorded during the six months ended June 30, 2024 of $14 million, are deducted from net loss from continuing operations and net loss. On April 1, 2024, all outstanding shares of our Mandatory Convertible Preferred Stock were automatically and mandatorily converted into shares of our Class B Common Stock.

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PARAMOUNT GLOBAL AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited; in millions, except per share amounts) At At June 30, 2025 December 31, 2024 ASSETS Current Assets: Cash and cash equivalents $ 2,739 $ 2,661 Receivables, net 6,291 6,920 Programming and other inventory 1,519 1,429 Prepaid expenses and other current assets 1,568 1,532 Total current assets 12,117 12,542 Property and equipment, net 1,494 1,566 Programming and other inventory 13,812 13,924 Goodwill 10,488 10,508 Intangible assets, net 2,249 2,406 Operating lease assets 922 1,012 Deferred income tax assets, net 1,354 1,386 Other assets 2,490 2,828 Total Assets $ 44,926 $ 46,172 LIABILITIES AND STOCKHOLDERS’ EQUITY Current Liabilities: Accounts payable $ 822 $ 953 Accrued expenses 1,727 2,199 Participants’ share and royalties payable 2,642 2,574 Accrued programming and production costs 1,381 1,720 Deferred revenues 753 825 Debt 346 — Other current liabilities 1,059 1,360 Total current liabilities 8,730 9,631 Long-term debt 14,168 14,501 Participants’ share and royalties payable 1,247 1,310 Pension and postretirement benefit obligations 1,097 1,226 Deferred income tax liabilities, net 34 34 Operating lease liabilities 993 1,048 Program rights obligations 183 260 Other liabilities 1,363 1,380 Commitments and contingencies Paramount stockholders’ equity: 5.75% Series A Mandatory Convertible Preferred Stock, par value $.001 per share; 25 shares authorized; 0 (2025 and 2024) shares issued — — Class A Common Stock, par value $.001 per share; 55 shares authorized; 41 (2025 and 2024) shares issued — — Class B Common Stock, par value $.001 per share; 5,000 shares authorized; 1,137 (2025) and 1,133 (2024) shares issued 1 1 Additional paid-in capital 33,455 33,394 Treasury stock, at cost; 503 (2025 and 2024) shares of Class B Common Stock (22,958) (22,958) Retained earnings 7,626 7,487 Accumulated other comprehensive loss (1,419) (1,604) Total Paramount stockholders’ equity 16,705 16,320 Noncontrolling interests 406 462 Total Equity 17,111 16,782 Total Liabilities and Equity $ 44,926 $ 46,172

PARAMOUNT GLOBAL AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited; in millions) Six Months Ended June 30 2025 2024 Operating Activities: Net earnings (loss) (Paramount and noncontrolling interests) $ 222 $ (5,948) Less: Net earnings from discontinued operations, net of tax — 9 Net earnings (loss) from continuing operations 222 (5,957) Adjustments to reconcile net earnings (loss) from continuing operations to net cash flow    provided by operating activities: Programming charges — 1,118 Depreciation and amortization 175 201 Impairment charges 157 5,996 Deferred tax provision (benefit) 21 (593) Stock-based compensation 87 109 Gain on dispositions (35) — Loss from investment — 4 Equity in loss of investee companies, net of tax and distributions 141 168 Change in assets and liabilities (429) (727) Net cash flow provided by operating activities 339 319 Investing Activities: Investments (148) (166) Capital expenditures (102) (100) Proceeds from dispositions 66 21 Net cash flow used for investing activities from continuing operations (184) (245) Net cash flow provided by investing activities from discontinued operations — 48 Net cash flow used for investing activities (184) (197) Financing Activities: Dividends paid on preferred stock — (29) Dividends paid on common stock (70) (68) Payment of payroll taxes in lieu of issuing shares for stock-based compensation (26) (18) Payments to noncontrolling interests (65) (97) Other financing activities — (25) Net cash flow used for financing activities (161) (237) Effect of exchange rate changes on cash and cash equivalents 84 (30) Net increase (decrease) in cash and cash equivalents 78 (145) Cash and cash equivalents at beginning of year 2,661 2,460 Cash and cash equivalents at end of period $ 2,739 $ 2,315

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Unaudited; in millions, except per share amounts) Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”), adjusted earnings from continuing operations before income taxes, adjusted provision for income taxes, adjusted net earnings from continuing operations attributable to Paramount, adjusted diluted EPS from continuing operations, and adjusted effective income tax rate, which are measures of performance not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP” or “GAAP”) (together, the “adjusted measures”) exclude certain items identified as affecting comparability that are not part of our normal operations, including impairment charges, restructuring charges, transaction-related items, programming charges, gain on dispositions, loss from investment, and discrete tax items, each where applicable. Programming charges consist only of charges related to major strategic changes to our content strategy and do not include impairment charges that occur as part of our normal operations, which are recorded within “Operating expenses” on the Consolidated Statements of Operations, and are not excluded in our adjusted measures. We use these measures to, among other things, evaluate our operating performance. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of our operational strength and business performance. In addition, we use Adjusted OIBDA to, among other things, value prospective acquisitions. We believe these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management; and because they exclude items that are not representative of our normal, recurring operations, they provide a clearer perspective on our underlying performance; and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results. Because the adjusted measures are measures of performance not calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), earnings (loss) from continuing operations before income taxes, (provision for) benefit from income taxes, net earnings (loss) from continuing operations attributable to Paramount, diluted EPS from continuing operations, and effective income tax rate, as applicable, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. The following tables reconcile the adjusted measures to their most directly comparable financial measures in accordance with U.S. GAAP. The tax impacts on the items identified as affecting comparability in the tables below have been calculated using the tax rate applicable to each item. Three Months Ended June 30 Six Months Ended June 30 2025 2024 2025 2024 Operating income (loss) (GAAP) $ 399 $ (5,318) $ 949 $ (5,735) Depreciation and amortization 87 101 175 201 Programming charges (a) — — — 1,118 Impairment charges (a) 157 5,996 157 5,996 Restructuring charges (a) 177 70 242 256 Transaction-related items (a) 4 18 24 18 Gain on dispositions (a) — — (35) — Adjusted OIBDA Non-GAAP) $ 824 $ 867 $ 1,512 $ 1,854 (a) See notes on the following tables for additional information on items affecting comparability.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts) The table below sets forth our Adjusted OIBDA by reportable segment and a reconciliation of total Adjusted OIBDA to Operating Income (Loss), the most directly comparable financial measure in accordance with U.S. GAAP. We present Adjusted OIBDA as the primary measure of profit and loss for our operating segments in accordance with Financial Accounting Standards Board (FASB) guidance for segment reporting. Adjusted OIBDA is the primary method used by our management for planning and forecasting of future periods, evaluating the operating performance of our segments, and making decisions about resource allocation. Stock-based compensation is excluded from our segment measure of profit and loss because it is set and approved by our Board of Directors in consultation with corporate executive management. Three Months Ended June 30 Six Months Ended June 30 2025 2024 2025 2024 Adjusted OIBDA TV Media $ 863 $ 1,018 $ 1,785 $ 2,463 Direct-to-Consumer 157 26 48 (260) Filmed Entertainment (84) (54) (64) (57) Corporate/Eliminations (73) (73) (174) (197) Stock-based compensation (a) (39) (50) (83) (95) Total Adjusted OIBDA 824 867 1,512 1,854 Depreciation and amortization (87) (101) (175) (201) Programming charges — — — (1,118) Impairment charges (157) (5,996) (157) (5,996) Restructuring and transaction-related items (a) (181) (88) (266) (274) Gain on dispositions — — 35 — Total Operating Income (Loss) $ 399 $ (5,318) $ 949 $ (5,735) Stock-based compensation expense of $4 million for both the three and six months ended June 30, 2025, and $12 million and $14 million for the three and six months ended June 30, 2024, respectively, is included in “Restructuring and transaction-related items.”

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts) Three Months Ended June 30, 2025 Earnings Continuing from Net Continuing Earnings from  Before Operations Income Provision for Attributable Operations to Diluted Continuing EPS from Taxes Income Taxes Paramount Operations Reported (GAAP) $ 178 $ (50) (c) $ 57 $ .08 Items affecting comparability: Impairment charges (a) 157 (39) 118 .17 Restructuring charges (b) 177 (42) 135 .20 Transaction-related items 4 (1) 3 .01 Discrete tax items — 2 2 — Adjusted (Non-GAAP) $ 516 $ (130) (c) $ 315 $ .46 (a) Reflects a charge to reduce the carrying values of FCC licenses in certain markets to their estimated fair values. (b) Reflects severance costs associated with strategic changes in our global workforce in order to streamline our organization. (c) The reported effective income tax rate for the three months ended June 30, 2025 was 28.1% and the adjusted effective income tax rate, which is calculated as the adjusted provision for income taxes of $130 million divided by adjusted earnings from continuing operations before income taxes of $516 million, was 25.2%. These adjusted measures exclude the items affecting comparability detailed above. Three Months Ended June 30, 2024 Earnings (Loss) Net (Loss) Earnings from from Operations Continuing Benefit from Operations Continuing Diluted EPS from Before Taxes Income (Provision Income Taxes for) Attributable Paramount to Operations Continuing Reported (GAAP) $ (5,547) $ 215 (e) $ (5,413) $ (8.12) (f) Items affecting comparability: Impairment charges (a) 5,996 (349) 5,647 8.44 Restructuring charges (b) 70 (6) 64 .10 Transaction-related items (c) 18 (3) 15 .02 Discrete tax items (d) — 48 48 .07 Impact of antidilution — — — .03 Adjusted (Non-GAAP) $ 537 $ (95) (e) $ 361 $ .54 (f) (a) Reflects a goodwill impairment charge for our Cable Networks reporting unit of $5.98 billion, as well as a charge of $15 million to reduce the carrying values of FCC licenses in certain markets to their estimated fair values. The goodwill charge resulted from a downward adjustment to the reporting unit’s expected cash flows, primarily as a result of indicators in the linear affiliate marketplace, and the estimated total company market value indicated by the Transactions. (b) Reflects severance costs related to the exit of our former CEO as well as other management changes. (c) Reflects legal and advisory fees relating to the Transactions. (d) Primarily attributable to the establishment of a valuation allowance on a deferred tax asset that was not expected to be realized because of a reduction in our deferred tax liabilities caused by the goodwill impairment charge in the second quarter of 2024. This impact was partially offset by amounts realized in connection with the filing of our tax returns in certain international jurisdictions. (e) The reported effective income tax rate for the three months ended June 30, 2024 was 3.9% and the adjusted effective income tax rate, which is calculated as the adjusted provision for income taxes of $95 million divided by adjusted earnings from continuing operations before income taxes of $537 million, was 17.7%. These adjusted measures exclude the items affecting comparability detailed above. (f) For the three months ended June 30, 2024, the weighted average number of common shares outstanding used in the calculation of reported diluted EPS from continuing operations is 667 million and in the calculation of adjusted diluted EPS from continuing operations is 669 million. The dilutive impact was excluded in the calculation of reported diluted EPS from continuing operations because it would have been antidilutive since we reported a net loss from continuing operations.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts) Six Months Ended June 30, 2025 Earnings Continuing from Net Continuing Earnings from Before Operations Income Provision for Attributable Operations to Diluted Continuing EPS from Taxes Income Taxes Paramount Operations Reported (GAAP) $ 512 $ (150) (e) $ 209 $ .31 Items affecting comparability: Impairment charges (a) 157 (39) 118 .17 Restructuring charges (b) 242 (58) 184 .27 Transaction-related items (c) 24 (1) 23 .04 Gain on dispositions (d) (35) 2 (33) (.05) Discrete tax items — 9 9 .01 Adjusted (Non-GAAP) $ 900 $ (237) (e) $ 510 $ .75 (a) Reflects a charge to reduce the carrying values of FCC licenses in certain markets to their estimated fair values. (b) Includes severance costs and charges for the impairment of lease assets. (c) Reflects legal, advisory, and other professional fees relating to the Transactions. (d) Principally reflects a gain associated with the disposition of a noncore business. (e) The reported effective income tax rate for the six months ended June 30, 2025 was 29.3% and the adjusted effective income tax rate, which is calculated as the adjusted provision for income taxes of $237 million divided by adjusted earnings from continuing operations before income taxes of $900 million, was 26.3%. These adjusted measures exclude the items affecting comparability detailed above.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts) Six Months Ended June 30, 2024 Earnings (Loss) Net (Loss) Earnings from from Operations Continuing Benefit from Operations Continuing Diluted EPS from Before Taxes Income (Provision Income Taxes for) Attributable Paramount to Operations Continuing Reported (GAAP) $ (6,182) $ 387 (f) $ (5,976) $ (9.08) (g) Items affecting comparability: Programming charges (a) 1,118 (275) 843 1.27 Impairment charges (b) 5,996 (349) 5,647 8.52 Restructuring charges (c) 256 (52) 204 .31 Transaction-related items (d) 18 (3) 15 .02 Loss from investment 4 (1) 3 .01 Discrete tax items (e) — 49 49 .07 Impact of antidilution — — — .04 Adjusted (Non-GAAP) $ 1,210 $ (244) (f) $ 785 $ 1.16 (g) (a) Reflects programming charges associated with major changes to our content strategy that resulted in the removal of significant levels of content from our platforms, abandonment of development projects and termination of certain programming agreements, particularly internationally, including locally-produced content and domestic titles that no longer aligned with our shift to a global content strategy. (b) Reflects a goodwill impairment charge for our Cable Networks reporting unit of $5.98 billion, as well as a charge of $15 million to reduce the carrying values of FCC licenses in certain markets to their estimated fair values. (c) Consists of severance costs associated with strategic changes in our global workforce, the exit of our former CEO, and other management changes, as well as the impairment of lease assets. (d) Reflects legal and advisory fees relating to the Transactions. (e) Primarily attributable to the establishment of a valuation allowance on a deferred tax asset that was not expected to be realized because of a reduction in our deferred tax liabilities caused by the goodwill impairment charge in the second quarter of 2024. This impact was partially offset by amounts realized in connection with the filing of our tax returns in certain international jurisdictions. (f) The reported effective income tax rate for the six months ended June 30, 2024 was 6.3% and the adjusted effective income tax rate, which is calculated as the adjusted provision for income taxes of $244 million divided by adjusted earnings from continuing operations before income taxes of $1.21 billion, was 20.2%. These adjusted measures exclude the items affecting comparability detailed above. (g) For the six months ended June 30, 2024, the weighted average number of common shares outstanding used in the calculation of reported diluted EPS from continuing operations is 660 million and in the calculation of adjusted diluted EPS from continuing operations is 663 million. The dilutive impact was excluded in the calculation of reported diluted EPS from continuing operations because it would have been antidilutive since we reported a net loss from continuing operations.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions) Free Cash Flow Free cash flow is a non-GAAP financial measure. Free cash flow reflects our net cash flow provided by (used for) operating activities less capital expenditures. We deduct capital expenditures when we calculate free cash flow because investment in capital expenditures is a use of cash that is directly related to our operations. Our net cash flow provided by (used for) operating activities is the most directly comparable U.S. GAAP financial measure. Management believes free cash flow provides investors with an important perspective on the cash available to us to service debt, pay dividends, make strategic acquisitions and investments, maintain our capital assets, satisfy our tax obligations, and fund ongoing operations and working capital needs. We believe the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management. Free cash flow is one of the quantitative performance metrics used in determining our annual incentive compensation awards. In addition, free cash flow is a primary measure used externally by our investors, analysts and industry peers for purposes of valuation and comparison of our operating performance to other companies in our industry . As free cash flow is not a measure calculated in accordance with U.S. GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings (loss) as a measure of operating performance. Free cash flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. The following table presents a reconciliation of our net cash flow provided by operating activities to free cash flow. Three Months Ended June 30 Six Months Ended June 30 2025 2024 2025 2024 Net cash flow provided by operating activities (GAAP) $ 159 $ 59 $ 339 $ 319 Capital expenditures (45) (49) (102) (100) Free cash flow (Non-GAAP) $ 114 $ 10 $ 237 $ 219 12 9 4 3